LOAN AGREEMENT
                                     With
                            STOCK OPTION "KICKER"

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS REQUIRED UNDER THE SECURITIES ACT OF 1933.

This LOAN AGREEMENT, dated, this 21st day of July, 1998, is entered into by and between Global Entertainment Holdings/Equities, Inc. ("GEHE"), a Colorado corporation (the "Company"), and James Zilligan, the ("Subscriber" or "Lender").

WITNESSETH

A. WHEREAS, the Company desires to borrow money for operating capital to fund expanded operations and various on going costs and expenses; and

B. WHEREAS, Subscriber/Lender desires to loan to the Company, and the Company desires to borrow from Subscriber/Lender, the sum of One Hundred Thousand and no cents ($100,000.00) upon and subject to the terms and conditions of the Agreement, now therefore,

AGREEMENT

IN CONSIDERATION of the foregoing and the covenants and conditions set forth in this Agreement, the parties agree as follows:

1. Term of Loan. Subscriber/Lender hereby agrees to loan to the Company, the sum set forth above for a period of 24 months from the date of receipt of funds by the Company from Subscriber/Lender, or until the Company shall repay the loan and accrued interest, whichever shall come first. The Company shall have the right to pre-pay the note at any time prior to the due date without penalty and upon a Thirty (30) days notice to Subscriber/ Lender.

2. Interest Rate. The loan shall accrue simple interest at the rate of 10% per annum; however, no payments of the principal and interest shall be made during the first twelve (12) month period of the twenty-four (24) month loan.

3. Repayment Terms of Loan. The first payment of accrued principal and interest will begin on the 13th month and continue through the 23rd month; this will constitute 50% of the loan repayment value with interest in equal monthly installments. The balance will be paid on the 24th month by way of a balloon payment.

4. Common Stock Option "Equity Kicker". In consideration and as an inducement for the Subscriber/Lender in making the above-stated loan to the Company, the Company shall cause to be issued to the Subscriber/Lender, a Stock Option, pursuant to his option, as set forth herein;

    (a) The number of shares of common stock in the option will be determined by multiplying 15% by the loan amount as herein set forth. (A $100,000 loan will receive 15,000 shares as a "kicker".)

5. Terms of Option. At the option of the Subscriber/Lender, until the due date of this loan, the Subscriber/Lender may, upon written notice to the Company, elect to exercise the Option, into shares of the Company's common stock at the strike price of $1.25 per share.

6. Loan Not Secured. The assets of the Company or its officers and directors shall not secure this Promissory Note which Note is attached hereto as Exhibit "A" and is incorporated herein by this reference.

7. Representations of Subscriber/Lender. Subscriber/Lender hereby represents, warrants and agrees as follows:

    (a) Subscriber/Lender is an accredited investor by, (i) having an individual income of more than $200,000 per year in each of the most recent two years and Subscriber/Lender reasonably expects to have an income of at least $200,000 in the current year; OR (ii) Subscriber/ Lender and his or her spouse had joint income of more than $300,000 in each of the two most recent years and they reasonably expect to have such joint income in excess of $300,000 for the current year; OR (iii) Subscriber/Lender has an individual net worth, or a combined net worth with his (or her) spouse of at least $1,000,000 (for purposes of this paragraph, "net worth" means the excess of total assets at fair market value, including home an personal property, less total liabilities); AND, (iv) Subscriber's individual net worth (or joint net worth with his or her spouse) must exceed by at least ten (10) times the aggregate value of this investment for which the Subscriber/Lender wishes to subscribe.

   (b) Subscriber/Lender is aware of the high degree of risk this Agreement entails, and that the loan could be at risk in the event the business of it's wholly owned subsidiary (Internet Gaming and Wagering, N.V.) fails to meet it's financial projections, in which case the Company may not be able to repay the loan on time or at all, and that the entire loan amount might be lost, and further understands that the securities underlying this Agreement ("Securities") are of a highly speculative nature.

   (c) Subscriber/Lender is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision about entering into this Agreement.

   (d) Subscriber/Lender understands that the Securities have not been registered under the Securities Act of 1933 ("Securities Act") in reliance upon a specific exemption therefrom which exemption depends upon among other things, the bona fide nature of its investment, intends as expressed herein. In this connection Subscriber/Lender understands that in the view of the SEC, the statutory basis for such exemptions may be unavailable if its representation was predicated solely upon a present intention to hold the securities for a minimum capital gain period specified under tax statuses for a deferred sale or until an increase or decrease in the market price of the securities, or for a period of one year, or any fixed period in the future.

   (e) Subscriber/Lender is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

   (f) Subscriber/Lender further understands that at the time Subscriber/ Lender wishes to sell the Securities, there may be no public market upon which to make such a sale, and even if such a public market exists, the Company may not be able to satisfy the current public information requirements of Rule 144, and that in such event, Subscriber/Lender would be precluded from selling the Securities under Rule 144, even if the one-year minimum holding period had been satisfied.

   (g) Subscriber/Lender further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

8. Representations of the Corporation. The Company hereby represents and warrant that:

    (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Colorado, and has the corporate power to carry on its present business.

    (b) The Shares underlying this agreement have been duly authorized and upon payment therefore in accordance with the terms hereof will be validly issued and outstanding, fully paid and non-assessable, and free and clear of liens, claims and encumbrances.

    (c) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which no more than 3,300,000 shares are currently issued and outstanding, or potentially committed to be issued.

9. Company's Rights. The Board of Directors ("Board") of the Company shall have sole control over any decision regarding any offering of the Company's securities to the general public. If, at any time or from time to time, the Company shall determine to register any of its common stock with the SEC, and if the Board and Underwriter of such an offering determine that there may be selling shareholders in such offering, Subscriber may join with other selling shareholders on a pro-rata basis, as determined by the Board, in the offering of all or a portion of Subscriber's shares. Subscriber/Lender shall have no right to demand a registration of its securities, and shall not have any right to join in a registration of the Company's securities of either the Board or the Underwriter shall determine that there shall not be selling shareholders in the registration.

10. Voting Rights. Subscriber/Lender shall have no voting rights in the shares reserved under this Agreement until the Option is exercised and the shares are issued.

11. Notice of Exercise. Subscriber/Lender shall notify the Company in writing of its election to exercise the stock option at anytime prior to the due date of the loan and upon Thirty (30) days notice.

11. Governing Law. This Agreement shall be governed by the laws of the State of Nebraska.

12. Miscellaneous.

    (a) Entire Agreement. This Agreement contains the entire agreement between and among the parties and supersedes any prior written or oral agreements between or among the parties concerning the subject matter contained herein. There are no representations, agreements, or understandings, oral or written, between or among the parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

    (b) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

    (c) Notice. Any notice, demand or other communication with respect to this Agreement shall be in writing and shall be deemed delivered personally to an authorized representative of either party, or if mailed, 48 hours after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party at the address set forth below the signature hereto. Either party may change the address to which notice shall be given by giving notice to the other party.

               If to the Company: Global Entertainment Holdings/Equities, Inc.
                                          8949 J. St. Suite #5
                                          Omaha, NE 68127
                                          Tel: 402-331-3189

               If to the Subscriber/Lender:    James Zilligan
                                               38 Shores Ave.
                                               Naples, FL 34110
                                               Tel: 941-592-5442
                                               Fax: 941-592-1854
                                               Email: jzhomes@gate.net

In witness whereof the parties hereto have caused this Agreement to be executed on the day and year indicated below.


Global Entertainment Holdings/Equities, Inc.  James Zilligan (Subscriber/Lender)

        /s/ Steven M Abboud                             /s/ James A. Zilligen
By      ________________________                By      __________________
	Steven M Abboud					James Zilligan
	President

Date    7-21-98                                         Date  7-21-98



By      /s/ Steven M. Abboud
	Steven M. Abboud

Date    7-21-98